SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2006
WHEELING-PITTSBURGH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50300	55-0309927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (304) 234-2400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On December 14 2006, Wheeling-Pittsburgh Corporation (the “Company”) received notice, by letter dated December 12, 2006, that Companhia Siderúrgica Nacional (“CSN”) was exercising its right to terminate the Agreement and Plan of Merger (the “Merger Agreement”) previously entered into on October 24, 2006 among CSN, CSN Holdings Corp., CSN Acquisition Corp., and the Company pursuant to which the Company would have merged with and into CSN Acquisition Corp with CSN Acquisition Corp. surviving the merger. CSN also informed the Company that as a result of such termination, the enhanced proposal made by CSN and announced November 13, 2006 has also been withdrawn.
     Under the terms of the Merger Agreement there is no break-up fee.
     The Company issued a press release announcing the termination of the Merger Agreement, a copy of which is being furnished as Exhibit 99.1 to this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING-PITTSBURGH CORPORATION

By:	/s/ Craig T. Bouchard

Craig T. Bouchard President
Dated: December 15, 2006